Exhibit 10.2

SAGTEC GLOBAL LIMITED

No. 43-2, Jalan Besar Kepong

Pekan Kepong

52100 Kuala Lumpur

Malaysia

Date: July 26, 2026

AUTHORIZATION AND TRANSFER INSTRUCTION

Re: Return of 2,000,000 Consideration Shares Pursuant to the Third Addendum to the Licensing Agreement

Reference is made to the Third Addendum to the Licensing Agreement dated July 7, 2026, between Kinetic Seas Incorporated and Sagtec Global Limited, which provides for the return and transfer of Two Million (2,000,000) Consideration Shares by Kinetic Seas to Sagtec Global Limited.

Pursuant to my authority as Chairman and Chief Executive Officer of Sagtec Global Limited, I hereby direct and authorize that the Two Million (2,000,000) Consideration Shares being returned under Section 1 of the Third Addendum be transferred and registered as follows:

Transferee:

Yong Avon

No. 64, Jalan Udang Gantung 8

Taman Megah Kepong

52100 Kuala Lumpur

Malaysia

Sagtec Global Limited hereby designates Yong Avon as its nominee to receive the Returned Shares on behalf of Sagtec, and the transfer and registration of the Returned Shares into the name of Yong Avon shall be deemed, for all purposes, to constitute full return of the Returned Shares to Sagtec and full compliance with Section 1.1 of the Third Addendum.

The transfer agent and all relevant parties are hereby authorized and instructed to record this transfer and to take any and all actions necessary to complete the registration of the Returned Shares in the name of the above-designated transferee.

Upon completion of such transfer and registration, Sagtec Global Limited acknowledges and agrees that Kinetic Seas Incorporated shall have fully performed and satisfied all of its obligations under Section 1 (Return of Shares) of the Third Addendum with respect to the return of the Two Million (2,000,000) Consideration Shares, and no further action shall be required of Kinetic Seas Incorporated in connection with the return, transfer, or delivery of those shares.

This Authorization and Transfer Instruction may be relied upon by the transfer agent, the Company's registrar, Kinetic Seas Incorporated, and any other person or entity involved in effecting the transfer of the Returned Shares.

Sincerely,

/s/ Kevin Ng Chen Lok

Kevin Ng Chen Lok

Chairman, Chief Executive Officer and Executive Director

Sagtec Global Limited

7/26/2026